Exhibit 31.10

CERTIFICATION

I, Jimmy E. Addison, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of SCANA Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 25, 2017	/s/Jimmy E. Addison
Jimmy E. Addison
Executive Vice President and Chief Financial Officer